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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 333-57509,
333-57515, 333-57517, 333-57519, 333-83511, 333-88141, 333-31370, 333-34764,
333-49280, 333-57866, 333-57868 and 333-57870), on Forms S-3 (Nos. 33-14071,
33-55425, 333-22355, 333-49455, 333-68847, 333-74075, 333-34760 and 333-45466)
and on Form S-4 (No. 333-82049) of Honeywell International Inc. and in General Electric Company's Registration Statement on Form S-4, dated December 4, 2000, of our report dated February 9, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 30, 2001